EX-99.CODE

Sarbanes-Oxley Act Code of Ethics for the TCW Mutual Funds and MetWest Funds

Chief Executive and Principal Financial and Accounting Officers

This SOX Code for the TCW Mutual Funds and the MetWest Funds has been adopted regarding the Covered Officers for the purpose of deterring wrongdoing and promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships,

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full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by TCW Mutual Funds or the MetWest Funds,

•	compliance with applicable laws and governmental rules and regulations,

•	prompt internal reporting of violations of this SOX Code to an appropriate person or persons identified in this SOX Code, and

•	accountability for adherence to this SOX Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual or apparent conflicts of interest.

A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or service to, a TCW Mutual Fund or a MetWest Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position in a TCW Mutual Fund or a MetWest Fund, as applicable.

Certain conflicts of interest arise out of the relationships between Covered Officers and each TCW Mutual Fund or MetWest Fund and already are subject to conflict of interest provisions in the 40 Act and the Advisers Act. For example, Covered Officers may not individually engage in certain transactions (e.g., the purchase or sale of securities or other property) with a TCW Mutual Fund or a MetWest Fund because of their status as Affiliated Persons of each TCW Mutual Fund or MetWest Fund pursuant to Section 17 of the 40 Act. Each of TCW Mutual Fund’s, TIMCO’s, MetWest Funds’ and MetWest compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This SOX Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this SOX Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or are a result of, the contractual relationship between (i) each TCW Mutual Fund and TIMCO, of which the Covered Officers also are officers or (ii) a MetWest Fund and MetWest, of which the Covered Officers also are officers. As a result, this SOX Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for a TCW Mutual Fund, for TIMCO, or for MetWest or for a MetWest Fund), be involved in establishing policies and implementing decisions that will have different effects on TIMCO and each TCW Mutual Fund or on MetWest and each MetWest Fund, as applicable. The participation of the Covered Officers in such activities is inherent in the contractual relationship between each fund and TIMCO or MetWest, as applicable and is consistent with the Covered Officers’ performance of their duties as officers of a fund and, if addressed in conformity with the provisions of the 40 Act and the Advisers Act, will be deemed to have been handled ethically. In addition, the board of directors of each TCW Mutual Fund and the MetWest Funds’ Board recognize that the Covered Officers also may be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by this SOX Code, even if such conflicts of interest are not subject to the provisions in the 40 Act and the Advisers Act. In reading the following examples of conflicts of interest under this SOX Code, Covered Officers should keep in mind that such a list will never be exhaustive or cover every possible scenario. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of a TCW Mutual Fund or a MetWest Fund.

Each Covered Officer must, as applicable:

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not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by a TCW Mutual Fund or a MetWest Fund, including where the Covered Officer would benefit personally to the detriment of the TCW Mutual Fund or a MetWest Fund,

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not cause a TCW Mutual Fund or a MetWest Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the TCW Mutual Fund or a MetWest Fund,

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not use material non-public knowledge of portfolio transactions made or contemplated for a TCW Mutual Fund or a MetWest Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions,

•	report at least annually any directorships or other affiliations with other public companies,

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for a TCW Mutual Fund, must obtain approval from (i) your supervisor and (ii) any of the Chief Compliance Officer, the Chief Risk Officer or General Counsel upon the receipt of any entertainment from any company with which a TCW Mutual Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate with regard to time and place, and not so frequent that questions of impropriety arise, and

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for a MetWest Fund, must obtain approval from (i) your supervisor and (ii) any of the Chief Compliance Officer or outside counsel to the MetWest Funds upon the receipt of any entertainment from any company with which a TCW

Mutual Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate with regard to time and place, and not so frequent that questions of impropriety arise.

The following conflicts of interest situations must be approved by (i) the Chief Risk Officer or Chief Administrative Officer of the Firm and (ii) one of the General Counsel or Chief Compliance Officer of a TCW Mutual Fund or with respect to a MetWest Fund, one of the General Counsel or the MetWest Funds’ Chief Compliance Officer.

•	service as a director on the board of any public company,

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service as an executor, trustee, guardian, conservator, general partner or other fiduciary, or any appointment as a consultant in connection with fiduciary or active money management matters exclusive of appointments involving personal estates or service on the board of a charitable, civic, or nonprofit company where the Covered Officer does not act as an investment advisor for the entity’s assets,

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any ownership interest in, or any consulting or employment relationship with, any service providers of a TCW Mutual Fund’s or MetWest Funds’, as applicable, other than its investment adviser, principal underwriter, or any Affiliated Person thereof, with the exception that nothing herein shall prevent a Covered Officer from acquiring publicly traded securities of a service provider in a market transaction, and

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a direct or indirect financial interest in commissions, transaction charges, or spreads paid by a TCW Mutual Fund or MetWest Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

•	Each Covered Officer:

•	should refrain from accepting gifts of more than a de minimis value from providers of goods and services to a TCW Mutual Fund or a MetWest Fund.

•	should be familiar with the disclosure requirements generally applicable to each TCW Mutual Fund and MetWest Fund.

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for a TCW Mutual Fund, should not knowingly misrepresent, or cause others to misrepresent, facts about a TCW Mutual Fund to others, whether within or outside the TCW Mutual Fund, including to a TCW Mutual Fund’s Board and auditors, or to governmental regulators and self-regulatory organizations.

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for the MetWest Funds, should not knowingly misrepresent, or cause others to misrepresent, facts about a MetWest Fund to others, whether within or outside the MetWest Fund, including to the MetWest Funds’ Board and auditors, or to governmental regulators and self-regulatory organizations.

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for a TCW Mutual Fund, should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the TCW Mutual Funds and TIMCO with the goal of promoting full, fair, accurate, timely, and understandable disclosure in the reports and documents that the TCW Mutual Funds file with, or submit to, the SEC and in other public communications made by the Funds.

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for the MetWest Funds, should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the MetWest Funds and MetWest with the goal of promoting full, fair, accurate, timely, and understandable disclosure in the reports and documents that the MetWest Funds file with, or submit to, the SEC and in other public communications made by the Funds.

•	is responsible for promoting compliance with the standards and restrictions imposed by applicable laws, rules, and regulations.

Each Covered Officer must:

•	upon being named a Covered Officer affirm in writing to the board that he or she has received, read and understands this SOX Code,

•	annually affirm to the board that he or she has complied with the requirements of this SOX Code,

•	not retaliate against any Covered Officer or employee of the TCW Mutual Funds, MetWest Funds or their Affiliated Persons for reports of potential violations that are made in good faith, and

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notify the General Counsel promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this SOX Code. The General Counsel will promptly notify the Chief Compliance Officer of the fund of any reported violations of this SOX Code.

The General Counsel is responsible for applying this SOX Code to specific situations in which questions are presented under it and has the authority to interpret this SOX Code in any particular situation. However, any approvals or waivers sought by the Covered Officer of the (i) TCW Mutual Funds will be considered by the Audit Committee of each TCW Mutual Fund or (ii) MetWest Funds will be considered by the Audit Committee of the MetWest Funds.

The TCW Mutual Funds and MetWest Funds will follow these procedures in investigating and enforcing this SOX Code.

•	The General Counsel will take all appropriate action to investigate any potential violations reported to him.

•	If, after such investigation, the General Counsel believes that no violation has occurred, the General Counsel is not required to take any further action.

•	Any matter that the General Counsel believes is a violation will be reported to the Audit Committee and to the Chief Compliance Officer.

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If the Audit Committee concurs that a violation has occurred, it will inform the board, which will consider appropriate action, which may include (i) review of, and appropriate modifications to, applicable policies and procedures, (ii) notification to appropriate personnel of TIMCO, MetWest or their board, as applicable, or (iii) a recommendation to dismiss the Covered Officer.

•	The Audit Committee will be responsible for granting waivers, as appropriate.

•	Any changes to, or waivers of, this SOX Code will, to the extent required, be disclosed as provided by SEC rules.

This SOX Code shall be the sole code of ethics adopted by the TCW Mutual Funds and the MetWest Funds for the purposes of section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the TCW Mutual Funds, MetWest Funds, TIMCO, MetWest or TFD govern or purport to govern the behavior or activities of the Covered Officers who are subject to this SOX Code, they are superseded by this SOX Code to the extent that they overlap or conflict with the provisions of this SOX Code. The TCW Mutual Funds’, MetWest Funds’, TIMCO’s, MetWest’s and TFD’s codes of ethics under Rule 17j-1 under the 40 Act and TIMCO’s and MetWest’s more detailed policies and procedures set forth in Code of Ethics are separate requirements that apply to the Covered Officers and others and are not part of this SOX Code.

Material amendments to this SOX Code must be in written form and specifically approved or ratified by a majority vote of a TCW Mutual Fund’s board and/or the MetWest Funds’ board, as applicable, including a majority of independent directors.

All reports and records prepared or maintained pursuant to this SOX Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this SOX Code, such matters shall not be disclosed to anyone other than the appropriate board, their counsel, counsel to the TCW Mutual Funds, counsel to the MetWest Funds and such persons at TCW who should know in the reasonable course of their duties.

This SOX Code is intended solely for the internal use by the funds and does not constitute an admission, by or on behalf of any TCW Mutual Fund or MetWest Fund, with regard to any fact, circumstance, or legal conclusion.

Glossary

# ________________________________________________________________________________________________________

40 Act - Investment Company Act of 1940, as amended.

A ________________________________________________________________________________________________________

Advisers Act - Investment Advisers Act of 1940, as amended.

Affiliated Person - of another person means (i) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person; (ii) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (iii) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (iv) any officer, director, partner, copartner, or employee of such other person; (v) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (vi) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

C ________________________________________________________________________________________________________

Covered Officer - The President and Chief Executive Officer and the Chief Financial and Accounting Officer of the TCW Mutual Funds and the Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer and Controller of the MetWest Funds.

F ________________________________________________________________________________________________________

Firm or TCW - The TCW Group of companies, which for this purpose excludes Société Générale and its non-TCW affiliates.

Funds - Collectively, the TCW Mutual Funds and the MetWest Funds.

M ________________________________________________________________________________________________________

MetWest - Metropolitan West Asset Management, LLC, a U.S. federally registered advisor and direct subsidiary of The TCW Group, Inc.

MetWest Funds - Metropolitan West Funds, each of its series, and any other proprietary, registered, open-end investment companies (mutual funds) advised by MetWest.

MetWest Funds’ Board - The Board of Trustees of the MetWest Funds.

S ________________________________________________________________________________________________________

SEC - Securities and Exchange Commission.

SOX Code - Sarbanes-Oxley Act of 2002 Code of Ethics applicable to the President and Chief Executive Officer and Chief Financial and Accounting Officer of the TCW Mutual Funds.

T ________________________________________________________________________________________________________

TCW Funds - TCW Funds, Inc., each of its series, and any other proprietary, registered, open-end investment companies (mutual funds) advised by TIMCO.

TCW Mutual Funds - Collectively, TCW Funds and TSI.

TCW Mutual Funds’ Board - The Boards of Directors of the TCW Funds and TSI.

TFD - TCW Funds Distributors (formerly, TCW Brokerage Services), a limited purpose broker-dealer.

TIMCO - TCW Investment Management Company, a U.S.-registered investment advisor and direct subsidiary of The TCW Group, Inc.

TSI - TCW Strategic Income Fund, Inc., and any other proprietary, registered, closed-end investment companies advised by TIMCO.